Questions 22 and 23
-------------------
Addendum to Questions 22 and 23 on Form N-SAR


22. Registrants portfolio transactions with entities acting as principals:

List the 10 entities acting as principals with whom Registrant did the largest amount of portfolio transactions (include all short-term obligations, and U.S. Govt. & tax-free securities) in both the secondary market & in underwritten offerings set forth in order of size based upon total value of principal transactions during the current reporting period: (FOR SERIES COMPANIES, ITEMS 22 AND 23 MUST BE ANSWERED IN TOTAL FOR ALL SERIES)

                                                           Registrant
                                            IRS Number      Purchases
Name of Entity                                           (000s omitted)
BARCLAYS CAPITAL INC.                       05-0346412    1,014,352,153
BNP PARIBAS SECURITIES CORP.                13-3235334      976,687,068
PREBON SECURITIES (USA) INC.                13-3431785      712,507,800
WELLS FARGO BANK                            41-0449260      661,618,993
BANK OF AMERICA SECURITIES LLC              56-2058405      454,666,058
JPMORGAN CHASE & CO.                        13-3224016      365,890,831
DEUTSCHE BANK SECURITIES, INC.              13-2730328      352,425,295
RBS SECURITIES, INC.                        13-3272275      254,655,518
SOCIETE GENERALE                            13-3557071      231,739,665
UBS PAINEWEBBER WARBURG DILLON REED         13-2338166      180,440,049






                                                             Sales by
                                            IRS Number      Registrant
Name of Entity                                           (000s omitted)
BARCLAYS CAPITAL INC.                       05-0346412       74,804,477
BNP PARIBAS SECURITIES CORP.                13-3235334        1,417,608
PREBON SECURITIES (USA) INC.                13-3431785                0
WELLS FARGO BANK                            41-0449260        5,930,253
BANK OF AMERICA SECURITIES LLC              56-2058405       30,667,023
JPMORGAN CHASE & CO.                        13-3224016       74,890,116
DEUTSCHE BANK SECURITIES, INC.              13-2730328       43,969,379
RBS SECURITIES, INC.                        13-3272275          686,797
SOCIETE GENERALE                            13-3557071           33,546
UBS PAINEWEBBER WARBURG DILLON REED         13-2338166        8,873,881




23. Aggregate principal purchase/sale transactions of Registrant during current reporting period. (000s omitted) C. Total Purchases:
    6,046,480,867 D. Total Sales: 356,423,223

                               SCREEN NUMBER : 12